Exhibit 99.(s)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lawrence B. Stoller, John T. Fitzgerald, Pamela P. Chen, Linda Y. Kim and Amanda S. Ryan, each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all Registration Statements of Lord Abbett Credit Opportunities Fund (including Registration Statements on Form N-2 or N-14 and any amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of December 5, 2018.

Signatures	Title

/s/ James L.L. Tullis	Chairman and Trustee
James L.L. Tullis

/s/ Douglas B. Sieg	President, CEO and Trustee
Douglas B. Sieg

/s/ Eric C. Fast	Trustee
Eric C. Fast

/s/ Evelyn E. Guernsey	Trustee
Evelyn E. Guernsey

/s/ Julie A. Hill	Trustee
Julie A. Hill

/s/ Kathleen M. Lutito	Trustee
Kathleen M. Lutito

/s/ James M. McTaggart	Trustee
James M. McTaggart

/s/ Karla M. Rabusch	Trustee
Karla M. Rabusch

/s/ Mark A. Schmid	Trustee
Mark A. Schmid